Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

SOUTHLAND HEALTH SERVICES, INC.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

FIRST. The name of the corporation is Southland Health Services, Inc. (the “Corporation”).

SECOND. The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The Corporation is authorized to issue 10,000 shares of common stock with a par value of $0.001 per share (the “Common Stock”), which shares may be issued by the Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors.

FIFTH. The incorporator of the Corporation and his mailing address is:

      Albert H. Wang, Esq.

      Phillips Nizer LLP

      666 Fifth Avenue

      New York, New York 10103-0084

SIXTH. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be affected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors of the Corporation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent in voting power of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article SIXTH.

SEVENTH. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

EIGHTH. Special meetings of the stockholders for any purpose or purposes may be called by the President or the Board of Directors, but such special meetings may not be called by any other person or persons. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent in voting power of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article EIGHTH.

NINTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw whether adopted by them or otherwise.

TENTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ELEVENTH. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article ELEVENTH.

The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed on this 17th day of October, 2003.

/s/ Albert H. Wang
Albert H. Wang, Esq.
Incorporator